UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

LAKE AREA CORN PROCESSORS, LLC

(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

(Address of principal executive offices)

(605) 483-2676

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2009, our wholly owned subsidiary, Dakota Ethanol, LLC, entered into an amendment to its credit agreements with First National Bank of Omaha (“FNBO”), our primary lender.  The primary purposes of these amendments were to increase our revolving line of credit with FNBO from $3,000,000 to $5,000,000 and to make changes to the covenants applicable to our credit agreements.  Specifically, we entered into the Twelfth Amendment to our Construction Loan Agreement (the “Loan Agreement Amendment”), a new Revolving Promissory Note (the “Revolving Note”) and a new Term Note 5 Promissory Note (“Term Note 5”).  Copies of these agreements are filed as exhibits to this current report.

Amendment No. 12 to the Construction Loan Agreement

We amended our Construction Loan Agreement with FNBO in order to adopt changes related to the expanded Revolving Note and the revised terms of the Term Note 5.  Additionally, we agreed to certain changes to our restrictive covenants included in our Construction Loan Agreement.  We agreed to provide FNBO additional reports on a monthly basis regarding our hedging transactions and hedging positions.  We agreed to continue to pursue additional sources of financing, including financing for our corn oil extraction equipment.  We also agreed that FNBO will approve future distributions.  We paid FNBO a closing fee of $50,000 associated with the Loan Agreement Amendment.

Revolving Promissory Note

We increased the principal amount of the Revolving Note from $3,000,000 to $5,000,000.  The maturity date of the Revolving Note is May 18, 2009.  We agreed to pay a variable interest rate on the Revolving Note at an annual rate 2% higher than FNBO’s base rate.  FNBO’s base rate on January 16, 2009 was 3.25%.  The Revolving Note is subject to a minimum interest rate of 5% per year.  Interest on the Revolving Note is paid quarterly.  We are required to pay a quarterly fee of fifty basis points on the unused portion of the Revolving Note.

Term Note 5 Promissory Note

We can borrow up to $5,000,000 on Term Note 5.  Term Note 5 has a maturity date of September 1, 2011.  The available amount of funds we can borrow pursuant to Term Note 5 reduces each year by 75% of certain excess cash flow we have at the end of each of our fiscal years.  Therefore, the funds available for us to draw on Term Note 5 may decrease each year.  If in any year we have a principal balance outstanding on Term Note 5 in excess of the new credit limit, we must make a payment to FNBO such that the amount outstanding on Term Note 5 does not exceed the new credit limit.  Interest accrues on Term Note 5 at a variable interest rate of 0.5% above FNBO’s base rate.  This interest rate is subject to reductions based on ratios of our total indebtedness to our net worth.  Term Note 5 is subject to a minimum interest rate of 5% per year.  We are required to pay a quarterly fee of thirty-seven basis points on the unused portion of Term Note 5.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “future,” “intend,” “could,” “hope,” “predict,” “target,” “potential,” or “continue” or the negative of these terms or other similar expressions.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those

anticipated in these forward-looking statements, even if new information becomes available in the future.   The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

Item 9.01  Exhibits.

(d) Exhibits

99.1	Twelfth Amendment to the Construction Loan Agreement dated January 12, 2009 between First National Bank of Omaha and Dakota Ethanol, LLC.

99.2	Revolving Promissory Note dated January 12, 2009 between First National Bank of Omaha and Dakota Ethanol, LLC.

99.3	Promissory Note (Term Note 5 Reducing Revolver) dated January 12, 2009 between First National Bank of Omaha and Dakota Ethanol, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

January 19, 2009	/s/ Scott Mundt
Date	Scott Mundt, Chief Executive Officer